   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 11th, 2000


                                                   REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL PROCESSING, INC.
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Ohio
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)


                               1231 Durrett Lane
                              Louisville, Kentucky

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   61-1303983
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                   40213-2008
                                   (ZIP CODE)



                National Processing, Inc. 2000 Stock Option Plan


                          (FULL TITLE OF THE PLAN)

                            Carlton E. Langer, Esq.
                                   Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 575-3339
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                      Proposed       Proposed
Title Of                               Maximum       Maximum
Securities                Amount      Offering       Aggregate     Amount Of
To Be                     To Be       Price Per      Offering     Registration
Registered              Registered(1)  Share(2)        Price(2)      Fee(2)
-------------------------------------------------------------------------------
National Processing,   5,000,000      $10.875       $54,375,000.00   $14,355.00
Inc. Common Stock
================================================================================

(1) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution or enlargement, resulting from stock splits, stock dividends or similar transactions.

(2) These shares are to be offered pursuant to Option Rights granted under the National Processing, Inc. 2000 Stock Option Plan which pertain to common stock and the option price of which shall not be less than market value at date of grant. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .000264.

PROSPECTUS

                           NATIONAL PROCESSING, INC.

                           NATIONAL PROCESSING, INC.
                             2000 STOCK OPTION PLAN

                                5,000,000 SHARES

                               ------------------

    This Prospectus relates to Securities of National Processing, Inc. ("NPI"), which may or have been awarded pursuant to the National Processing, Inc. 2000 Stock Option Plan (the "2000 Plan").

     NPI common stock is listed on the New York Stock Exchange under the symbol "NAP."

                               ------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of NPI since the date hereof or the dates as of which information is set forth herein.

                               ------------------

                 The date of this Prospectus is August 11, 2000

                             AVAILABLE INFORMATION

     NPI is subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 540 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning NPI may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

     This Prospectus does not contain all of the information set forth in the registration statement on Form S-8 and exhibits thereto filed by NPI under the Securities Act of 1933, as amended (the "1933 Act"), with the Commission relating to the shares of National Processing, Inc. Common Stock (NPI Common") offered hereby ("Registration Statement"), certain portions of which have been ommitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to NPI and the securities offered hereby. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the commission at prescribed rates and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     NPI hereby incorporates in this Prospectus by reference its Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q dated May 8, 2000, its Current Reports on Form 8-K dated January 20, 2000, April 17, 2000 and July 18, 2000, and the description of NPI common stock set forth in the Amended Articles of Incorporation of the Registrant, (filed as Exhibit 3.1 to Registration Statement No. 333-05507), each as filed with the Commission pursuant to the Exchange Act.

     All documents filed by NPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


   THIS PROSPECTUS INCORPORATES DOCUMENTS OF NPI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NPI DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ATTENTION:
DAVID E. FOUNTAIN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (502) 315-3311 AND WILL BE FURNISHED WITHOUT CHARGE.

                                  THE COMPANY

     NPI through its wholly owned operating subsidiary, National Processing Company, is a provider of low-cost high-volume transaction processing services and customized processing solutions. NPI is an Ohio corporation that was formerly a wholly owned subsidiary of National City Corporation, an Ohio-headquartered bank holding company. NPI's principal executive office is 1231 Durrett Lane, Louisville, Kentucky, 40213-2008. Its telephone number is (502) 315-2000.

                                PLAN INFORMATION

GENERAL PLAN INFORMATION

    The purposes of the National Processing, Inc. 2000 Stock Option Plan (the "2000 Plan") are to provide employment incentives and to encourage capital accumulation and stock ownership by eligible employees of NPI or any of its subsidiaries, and to provide to designated optionees under stock options granted pursuant to any stock option plan of NPI or of any of its subsidiaries an alternative method of realizing the benefits provided by such stock options.

     The 2000 Plan shall be administered by the board who may from time to time delegate all or any part of its authority under the 2000 Plan to the compensation committee of the board, a subcommittee of the compensation committee, or another committee of directors of NPI appointed by the board to serve as the committee responsible for administering the 2000 Plan. To the extent of such delegation, references in the 2000 Plan to the board shall also refer to the appropriate committee. The interpretation and construction by the board of any provision of the 2000 Plan or of any agreement evidencing the grant of option rights or appreciation rights and any determination by the board pursuant to any provision of the 2000 Plan or of any such agreement shall be final and conclusive. No member of the board shall be liable for any action taken or omitted in connection with the interpretation or administration of the 2000 Plan or any grant unless attributable to his or her willful misconduct of lack of good faith.

     Participants in the 2000 Plan may obtain additional information regarding the 2000 Plan and its administrators by contacting David E. Fountain, Senior Vice President and Chief Financial Officer, telephone number (502) 315-3311.

     For more detailed information about NPI, reference is made to NPI's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Definitions.  As used in this 2000 Plan,


         (a) "Additional Option" means an Option Right granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of already owned Common Stock delivered by the Optionee as payment of the exercise price upon exercise of an Option Right and/or the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option as described in Section 5 of the 2000 Plan.

          (b) "Additional Option Feature" means a feature of an Option Right that provides for the automatic grant of an Additional Option in accordance with the provisions described in Section 5 of the 2000 Plan.

          (c) The term "Appreciation Right" means a right granted pursuant to
     Section 6 of the 2000 Plan.

          (d) The term "Board" means the Board of Directors of NPI.

          (e) "Committee" means the Committee provided for in paragraph 10(a) of the 2000 Plan.

          (f) The term "Common Stock" means Common Stock, of NPI or any security into which such Common stock may be changed by reason of any transaction or event of the type described in Section 8 of the 2000 Plan.

          (g) The term "Eligible Employees" means persons who are at the time the officers (including officers who are members of the Board) and other key employees of NPI or of any of its Subsidiaries.

          (h) The term "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (i) The term "Incentive Stock Option" means an Option Right granted by NPI to an Eligible Employee, which Option Right is intended to qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code.

          (j) The term "Market Value per Share" means, at any date, the closing price, per share, of the shares of Common Stock, on the New York Stock Exchange on that date as reported by the Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board using quotations in such other market.

          (k) "Option Agreement" shall have the meaning set forth in Section 6(e) of the 2000 Plan.

          (l) The term "Optionee" shall mean the Optionee named in an agreement evidencing an Outstanding Option.

          (m) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

          (n) The term "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by NPI or any of its Subsidiaries pursuant to the 2000 Plan or any other stock option plan of NPI or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into NPI and where NPI has by action of its Board, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extent that such option at such time has not been exercised and has not terminated.

          (o) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

          (p) The term "Subsidiary" shall mean any entity in which NPI beneficially owns or controls, directly or indirectly, 50% or more of the voting equity securities.

SECURITIES TO BE OFFERED

     The shares of Common Stock which may be made the subject of Option Rights and Appreciation Rights pursuant to the 2000 Plan may be treasury shares, or shares of original issue or a combination of the foregoing. Subject to adjustments in accordance to Section 8 of the 2000 Plan, the maximum number of shares of Common Stock which may be sold upon the exercise of Option Rights granted pursuant to the 2000 Plan shall be 5,000,000 shares of Common Stock which are made available for sale by virtue of the 2000 Plan. For purposes of determining the number of shares that may be sold under the 2000 Plan, such number shall increase by the number of shares surrendered by an Optionee or relinquished to NPI (a) in connection with the exercise of an Option Right or
(b) in payment of federal, state and local income tax withholding liabilities upon exercise of an Option Right. Subject to adjustments in accordance with
Section 8 of the 2000 Plan, the maximum number of shares of Common Stock which may be delivered upon exercise of Appreciation Rights granted pursuant to the 2000 Plan shall not exceed 5,000,000. Shares covered by Option Rights cancelled upon exercise of Appreciation Rights shall not be available for the granting of further Option Rights under the 2000 Plan or under any other stock option plan of NPI or of any of its Subsidiaries, anything in the 2000 Plan or such other stock option plan to the contrary notwithstanding.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

     Employees eligible to participate in the 2000 Plan are those who are officers of NPI (including officers who are members of the Board) and other key employees of NPI or of any of its Subsidiaries.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED

     Grants of Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (b) Each grant shall specify an option price per share not less than the Market Value per Share on the date of grant.

          (c) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may be granted in the aggregate, more than 1,500,000 Option Rights, subject to adjustment pursuant to Section 8 of the 2000 Plan over a ten year period.

          (d) Option Rights granted under the 2000 Plan may be (i) options which are intended to qualify under particular provisions of the Internal
     Revenue Code of 1986, as amended from time to time, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.


          (e) The date of grant of each Option Right shall be the date of its authorization by the Board or such later date designated by the Board, except that the date of grant of an Additional Option shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

          (f) Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to NPI by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by any combination of such methods of payment.

          (g) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of NPI by any officer designated by the Board for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with the 2000 Plan, as the Board may approve.

          (h) No Option Rights, intended to be an Incentive Stock Option, shall be granted hereunder to any Optionee which would allow the aggregate fair market (determined at the time the Option Rights are granted) of the stock subject of Option Rights, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. Any Option Rights intended to be Incentive Stock Options granted by any "parent," as such term is used in
     Section 422A of the Internal Revenue Code of 1986, as amended, such parent's stock option plans, shall be included in the definition of Option Rights for the purpose of determining the $100,000 limitation.

     Additional Option.

          (a) The Board may, at or after the date of grant of Option Rights, grant Additional Options.

          (b) If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

             (1) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of the previously granted Outstanding Option to which such Additional Option Feature relates and (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the option to which such Additional Option Feature relates;

             (2) The Additional Option will not have an Additional Option Feature unless the Board directs otherwise;


            (3) The Additional Option option price shall be 100% of the Market Value per Share on the date the employee delivers shares of Common Stock to exercise the Option that has the Additional Option Feature and/or delivers or forfeits shares of Common Stock in payment of income tax withholding on the exercise of an Option that has the Additional Option Feature; and

          (4) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

     Grants of Appreciation Rights. The Board may from time to time authorize the granting of Appreciation Rights in respect of any or all of the Option Rights under any Outstanding Option (including Options Rights simultaneously granted) to the Optionee thereunder. An Appreciation Right shall be a right in the Optionee to receive from NPI an amount which shall be determined by the Board and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. To the extent such Optionee elects to exercise such Appreciation Right instead of the related Option Right, the related Option Right shall be cancelled, and vice versa. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Any grant may permit the exercise of an Appreciation Right with respect to the value of shares of Common Stock covered by the related Option Rights.

          (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by NPI in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Optionee or retain in the Board the right to elect among those alternatives.

          (c) Each grant shall provide that the maximum number of shares of Common Stock deliverable upon exercise of an Appreciation Right may not exceed the number of shares of Common Stock purchasable upon exercise of the related Option Rights.

          (d) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Right is also exercisable.

          (e) Each grant of an Appreciation Right shall be evidenced by an agreement executed on behalf of NPI by any officer designated by the Board for this purpose and delivered to and accepted by the Optionee, which agreement shall describe such Appreciation Right, identify the related Option Rights, state that such Appreciation Right is subject to all the terms and conditions of the 2000 Plan, including the right of the Board to amend, suspend or terminate such Appreciation Right as set forth in Paragraph 11(c) of the 2000 Plan, and contain such other terms and Provisions, consistent with the 2000 Plan, as the Board may approve (the "Option Agreement"). A failure by the Optionee to execute and deliver to NPI the Option Agreement within 60 days after the grant of Option Rights may terminate the Option Rights upon the determination of the Board.

     The Board may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraphs 3(b) and (c) and 4(c) of the 2000 Plan, in the numbers of shares and kind of shares of Common Stock covered by Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable under such Option Rights and Appreciation Rights, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of NPI, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

TAX EFFECTS OF PLAN PARTICIPATION

     NPI anticipates that Option Rights granted pursuant to the 2000 Plan will be either "non-qualified" or "incentive stock" options.

     Non-qualified Option Rights and Additional Options will not result in any taxable income to the Optionee or deduction to NPI at the time they are granted. In general, the holder of non-qualified Option Rights will realize taxable ordinary compensation income at the time of the exercise of the Option Rights or related Additional Options in an amount measured by the excess of the fair market value of the shares at that time over the option price. The tax basis to the Optionee for non-qualified option shares acquired will be the option price plus such taxable ordinary compensation income and, when the Optionee disposes of the shares, capital gain or loss will be recognized, either long or short term, depending on the holding period of the shares.

     The amount included in the income of the Optionee of non-qualified Option Rights or related Additional Options as ordinary taxable income determines the amount of the deduction to which NPI is entitled.

     Option Rights or Additional Options which are Incentive Stock Options will not result in taxable income to the Optionee or a deduction to NPI at the time granted nor at the time exercised if holding period requirements are observed. The Optionee must hold the stock more than two years from date of grant and one year from date of exercise. If these holding requirements are met, the Optionee will receive capital gain treatment and NPI receives no deduction. If these holding requirements are not met, in general, the Optionee has ordinary taxable income. NPI, in general, will have a deduction measured by the excess of the fair market value of the shares of NPI Common at the time of exercise or disqualifying sale, over the option price, whichever produces a lesser gain.

         The tax basis to the Optionee for NPI Common acquired on exercise of an Option Right or Additional Option that is an Incentive Stock Option will be the fair market value at the date the Option Right or Additional Option was granted. The difference between the fair market value at the date of exercise and the option price of the Incentive Stock Option will be an item of tax preference. Thus, it will have to be included when making the alternative minimum tax calculation for the year in which the Incentive Stock Option was exercised.

     The granting of an Appreciation Right will not produce taxable income to the Optionee or a deduction to NPI. Upon exercise of Appreciation Rights the amount of any cash received and the fair market value of any NPI Common received will be taxable to the Optionee as ordinary income and, in general, determines the amount of the deduction to which NPI is entitled.

WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

     Except as otherwise provided for by the Board, no Option Right including any related Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exerciseable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

     The 2000 Plan may be amended from time to time by the Board but, without further approval by the shareholders of NPI, no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 3(b) and (c) and 4(c) of this Plan (except that adjustments authorized by Section 8 of the 2000 Plan shall not be limited by this provision), (ii) change the definition of "Eligible Employees", or (iii) materially increase the benefits accruing to Optionees hereunder.

     Except as provided in Section 8 of the 2000 Plan, the Committee shall not, without the further approval of shareholders of NPI, authorize the amendment of any Outstanding Option Right to reduce the option price. Furthermore, no Option Rights shall be cancelled or replaced with awards having a lower option price (except as provided by Section 5 and 8 of the 2000 Plan) without the further approval of the shareholders of NPI.

     The Board may at any time amend, suspend or terminate any agreement evidencing Appreciation Rights granted under the 2000 Plan; in the case of an amendment, the amended Appreciation Right shall conform to the provisions of the 2000 Plan. In the case of any Option or Appreciation Right not immediately exercisable in full, the Board in its discretion may accelerate the time at which Option or Appreciation Rights may be exercised.

     In the event that a corporation is merged into NPI Company, and NPI is the survivor of such merger, the Board may elect, in its sole discretion, to assume under the 2000 Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board may determine in its sole discretion, provided, however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide or contain under Sections 2 through 10 hereunder.

                             ADDITIONAL INFORMATION
      From time to time, NPI may update or supplement this Prospectus by issuing amendments or supplements in the form of appendices. These documents constitute an integral part of this Prospectus. NPI will also deliver to Employees copies of NPI's annual report, proxy statement, and other communications distributed to shareholders of NPI. Certain information contained in these documents also updates this Prospectus. All of these documents and the documents incorporated by reference are available to you without charge, upon written or oral request to NPI, attention of David E. Fountain, Senior Vice President and Chief Financial Officer, of National Processing, Inc., 1231 Durrett Lane, Louisville, Kentucky 40213-2008 telephone: (502) 315-3311.

======================================================

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Available Information...........................    2
Incorporation of Certain Documents by
  Reference.....................................    2
The Company.....................................    2
Plan Information................................    3
Additional Information..........................    7

                               ------------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY. IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NPI. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, AND THERE SHALL NOT BE ANY SALE OF, THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

======================================================
======================================================

                           NATIONAL PROCESSING, INC.

                           NATIONAL PROCESSING, INC.

                             2000 STOCK OPTION PLAN

                                5,000,000 SHARES
                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                               August 11, 2000

======================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information called for by Part I of Form S-8 is currently included in the description of the National Processing, Inc. 2000 Stock Option Plan to be delivered to eligible persons under the Plan and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         National Processing, Inc. ("NPI") hereby incorporates in this Registration Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q dated May 8, 2000, its Current Reports on Form 8-K dated January 20, 2000, April 11, 2000 and July 18, 2000, and the description of NPI common stock set forth in the Amended Articles of Incorporation of the Registrant, (filed as Exhibit 3.1 to Registration Statement No. 333-05507), each as filed with the Commission pursuant to the Exchange Act.

         All documents filed by NPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NPI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NPI DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ATTENTION: DAVID E. FOUNTAIN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (502) 315-3311 AND WILL BE FURNISHED WITHOUT CHARGE.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

NPI shall indemnify, to the full extent permitted by Ohio law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board or an officer, employee or agent of NPI, or is or was serving at the request of NPI as director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. NPI shall pay, to the full extent of Ohio Revised Code Section 1701.13, expenses, including attorney's fees, incurred by a member of the Board in defending such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent permitted under Ohio law, such expenses incurred by any other person.

NPI may, to the full extent permitted by Ohio law and authorized by the Board, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters or credit or self-insurance, on behalf of or for any persons aforementioned against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not NPI would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which NPI has a financial interest.

NPI may enter into agreements with any persons whom NPI may indemnify under the by-laws in accordance with Ohio law and undertake thereby to indemnify such persons and to pay expenses incurred by them in defending any action, suit or proceeding against them.

     24.1  Power of Attorney (filed as Exhibit 24.1).

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      4.1 Specimen Certificate for the NPI Common Stock without par value, of the Registrant (filed as Exhibit 4.1 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.2 Registration Right Agreement between Registrant and National City Corporation, dated July 16, 1996 (filed as Exhibit 4.2 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.3  Form of National Processing, Inc. 2000 Stock Option Plan. (filed as
           Exhibit 4.3)

     23.1  Consent of Ernst & Young LLP, Independent Auditors for NPI (filed as
           Exhibit 23.1).

     24.1  Power of Attorney (filed as Exhibit 24.1).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS FORM S-8 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE, COMMONWEALTH OF KENTUCKY, ON THIS 11th DAY OF AUGUST, 2000.

                                               NATIONAL PROCESSING INC.

                                               By /s/ David E. Fountain
                                                 --------------------------
                                                 David E. Fountain
                                                 Senior Vice President and
                                                 Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS S-8 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------
Thomas A. Wimsett                          President and Chief Executive       August 11, 2000
                                           Officer (Principal Executive
                                           (Officer)

David E. Fountain                          Senior Vice President               August 11, 2000
                                           and Chief Financial Officer
                                           (Principal Financial Officer)

James R. Bell, III*                        Director                            August 11, 2000

Aureliano Gonzalez-Baz                     Director                            August 11, 2000

Jon L. Gorney                              Director                            August 11, 2000

Jeffrey P. Gotschall*                      Director                            August 11, 2000

Preston B. Heller, Jr.*                    Director                            August 11, 2000

Jeffrey D. Kelly*                          Director                            August 11, 2000

J. Armando Ramirez*                        Director                            August 11, 2000

Robert G. Siefers*                         Director                            August 11, 2000

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------

     *Carlton E. Langer, Secretary, the undersigned attorney-in-fact, by signing his name below, does hereby sign this S-8 Registration Statement on behalf of each of the above-indicated officers and directors of NPI (constituting a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/  CARLTON E. LANGER
    Carlton E. Langer,
             Secretary
                                                                 August 11, 2000